Exhibit 10.7

EIGHT AMENDMENT TO THE

PREMCOR RETIREMENT SAVINGS PLAN

WHEREAS, The Premcor Refining Group Inc. (“Company”) previously adopted the Premcor Retirement Savings Plan (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 16.1 thereof; and

WHEREAS, the Company and the Paper, Allied-Industrial, Chemical & Energy Workers International Union Local 5-0631 West Memphis and Riverside Terminals Maintenance and Operating Employees have agreed to certain provisions in the collective bargaining agreement effective January 1, 2004 and executed on February 24, 2004; and

WHEREAS, effective January 1, 2004, the Company desires to amend the Plan to reflect such agreement; and

WHEREAS, the Company and the Paper, Allied-Industrial, Chemical & Energy Workers International Union Local 2-898 have agreed to certain provisions conditioned upon the successful closing of the Asset Purchase and Sales Agreement dated the 30th day of March, 2004, between the Company and Motiva Enterprises LLC; and

WHEREAS, effective as of May 1, 2004, the Company desires to amend the Plan to reflect its agreement with the union;

NOW, THEREFORE, effective as indicated below, the Plan is amended as follows:

1. Section 2.9 is amended by adding the following sentences to the end thereof:

Effective January 1, 2004, “Employee” shall include a person employed at the Employer’s West Memphis and Riverside Terminals who is represented by the Paper, Allied-Industrial, Chemical & Energy Workers International Union Local 5-0631 (“PACE Local 5-0631”) and who is covered by the collective bargaining agreement between the Employer and PACE Local 5-0631.

Effective May 1, 2004, “Employee” shall include a person employed at the Employer’s Delaware City Refinery who is represented by the Paper, Allied-Industrial, Chemical & Energy Workers International Union Local 2-898 (the “PACE Local 2-898”) and who is covered by the collective bargaining agreement effective February 1, 2002, as amended and agreed upon by the Employer and the PACE Local 2-898.

2. Section 2.25 is deleted in its entirety and replaced with the following:

2.25 Union Participant.

“Union Participant” means a Participant who is a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining, other than (i) effective January 1, 2004, a person employed at the Employer’s West Memphis and

Riverside Terminals and represented by PACE Local 5-0631 or (ii) effective May 1, 2004, a person employed at the Employer’s Delaware City Refinery and represented by the PACE Local 2-898.

3. Section 3.2 is amended by deleting the first paragraph thereof and replacing it with the following:

“Except as provided in this Section 3.2 below, each Employee not described in Section 3.1 shall become a Participant hereunder as of the later of (i) the date which is six (6) months after the date he or she first performs an Hour of Employment and (ii) the date he or she enrolls in the plan in accordance with the procedures established by the Plan Administrator. Effective May 1, 2004, each Employee at the Delaware City Refinery who, as of April 30, 2004, was a participant in the 401(k) plan for such employees at the Delaware City Refinery, shall become a Participant as of the date he or she enrolls in the Plan in accordance with the procedures established by the Plan Administrator. Notwithstanding the preceding, (i) each other Employee at the Delaware City Refinery who is represented by the PACE Local 2/898, and (ii) each Employee (not described in Section 3.1 or (i) above) who is not a Union Participant shall become a Participant hereunder as of the later of (a) the first day of the month coinciding with or next following the date which is one month after he or she first performs an Hour of Employment and (b) the date he or she enrolls in the Plan in accordance with procedures established by the Plan Administrator. If a person is not an Employee when he or she satisfies this requirement, he or she shall not become a Participant until the day he or she becomes an Employee and enrolls in the Plan in accordance with the procedures established by the Plan Administrator.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 4 day of JUNE, 2004.

PREMCOR INC.

By:	/s/ James R. Voss
James R. Voss, Senior Vice President

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